UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

133 Boston Post Road, Weston, Massachusetts (Address of principal executive offices)	02493 (Zip Code)
Registrant’s telephone number, including area code: (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On October 28, 2010, Biogen Idec committed to a framework for growth through increased focus and efficiency. This framework is the result of an evaluation of Biogen Idec’s business and opportunities conducted under the direction of its recently appointed Chief Executive Officer, George A. Scangos. Implementing this framework will involve, among other things, closing and consolidating certain facilities, reducing workforce, and terminating certain research and development programs. Biogen Idec expects these actions to be substantially completed by the end of 2011. The estimated costs associated with these actions are summarized in the table below.

Action	Estimated Costs
Close San Diego, CA facility and consolidate Massachusetts facilities	$30 million — lease obligations and charge for accelerated amortization and impairments of leaseholds and equipment

Reduce workforce by approximately 13%	$85 million — termination benefits

Total Estimated Restructuring Costs:	$115 million

Terminate 11 research and development programs	$24 million — ongoing clinical trial and other expenses during wind-down period

$25 million — payment to Cardiokine to terminate lixivaptan collaboration

Total Estimated Costs:	$164 million†

†	$159 million of such costs are estimated to result in future cash expenditures.
     A copy of Biogen Idec’s press release dated November 3, 2010 is filed as an exhibit to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Robert E. Gagnon was named Chief Accounting Officer, Vice President and Controller of Biogen Idec effective November 3, 2010, replacing Biogen Idec’s current Chief Accounting Officer. Mr. Gagnon, age 36, previously served as Vice President, Finance and Controller from July 2007 to November 2010 and as Director of Corporate Accounting from October 2005 to July 2007.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

Note Regarding Forward-Looking Statements
     In addition to historical information, this report and the exhibit filed with this report contain forward-looking statements that are based on our current beliefs and expectations, including statements about the structure, financial and operational impact and timing of our framework for growth, market opportunities and position, ongoing development initiatives and growth strategies for our marketed products, development and timing of programs in our clinical pipeline, regulatory actions and new commercial launches, and our financial outlook for 2010 and beyond. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including our dependence on our three principal products, AVONEX®, RITUXAN® and TYSABRI®, the importance of TYSABRI’s sales growth, product competition, uncertainty of success in obtaining regulatory approval for and commercializing other products, the occurrence of adverse safety events with our products, changes in the availability of reimbursement for our products, problems with manufacturing processes and our reliance on third parties, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, failure to comply with government regulation and possible adverse impact of changes in such regulation, charges and other costs relating to our properties, fluctuations in our effective tax rate, our ability to attract and retain qualified personnel, market and economic conditions, the risks of doing business internationally, our ability to protect our intellectual property rights and the cost of doing so, proxy contests and representation of activist shareholders on our board of directors, product liability claims, fluctuations in our operating results, the market, interest and credit risks associated with our portfolio of marketable securities, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC. Forward-looking statements, like all statements in this report, speak only as of the date of this report. Unless required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: November 3, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99	Biogen Idec’s press release dated November 3, 2010.